                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

           Name                    State of Incorporation/Organization
           ----                    -----------------------------------
    MMI Management, Inc.                        Delaware

MMI Management Services, L.P.                   Delaware

      Hallett FSC, Inc.                    U.S. Virgin Islands